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                                                                   Exhibit 10.1

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

     THIS SEVERANCE AGREEMENT (the "Agreement") dated as of September 27, 2002 is entered into between John J. Nugent, whose address is 41 Bayside Road, Quincy, Massachusetts 02171 (the "Executive"), and BJ's Wholesale Club, Inc., a Delaware corporation, whose principal office is One Mercer Road, Natick, Massachusetts 01760 (the "Company").

     WHEREAS, the Executive has resigned from his office as President and Chief Executive Officer of the Company on September 9, 2002, and remains a general employee of the Company;

     WHEREAS, the parties wish to resolve amicably the Executive's termination from employment as a general employee of the Company and establish the terms of the Executive's severance arrangement;

     WHEREAS, the Executive is advised that he has at least 21 days to consider this Agreement, that he is advised to consult with his own attorney prior to signing this Agreement and that he may revoke the agreement for a period of seven (7) days after signing and the Agreement shall not be effective or enforceable until the expiration of the seven (7) day revocation period;

     WHEREAS, the parties intend that this Agreement shall terminate (i) the Employment Agreement dated as of July 28, 1997 (the "July 1997 Employment Agreement") between the Executive and the Company pursuant to Section 8(a) thereof and (ii) the Change of Control Severance Agreement dated as of February 4, 1999 (the "CIC Agreement") between the Executive and the Company;

     NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1. Termination Date.  The Executive's effective date of termination from
        -----------------
all employment with the Company is September 28, 2002 (the "Termination Date"). Effective upon the Termination Date, the July 1997 Employment Agreement and the CIC Agreement between the Executive and the Company will be terminated.

     2. Severance Compensation and Benefits.  In return for the execution of the
        ------------------------------------
instant Severance Agreement and General Release (this "Agreement"), the Company agrees to provide the Executive with the following compensation and benefits:

        a) Severance Pay. For a period of seventy-eight (78) weeks following the
           --------------
Termination Date, through March 27, 2004 (the "Severance Period"), the Company shall continue to pay the Executive his base salary as of the Termination Date, at the rate of $13,461.54 per week. The Severance Pay shall be less all applicable withholding for income and employment taxes and insurance benefits, and shall be payable in such manner and at such time as the Company shall pay base salary to other executives, but in no event shall such severance pay commence earlier than the eighth (8th) day after execution of this Agreement.

        b) Insurance Benefits. During the Severance Period, the Company will
           -------------------
provide only medical and hospital insurance and life insurance (but not disability or other types


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of insurance) for the Executive and his family upon comparable terms and conditions to those provided for the Company's executives generally. Following the Severance Period, the Executive and his family may be eligible to receive continuation coverage to the extent authorized and consistent with 29 U.S.C. ss.1161, et seq., ("COBRA"), provided that he pays full cost for such coverage in a timely manner.

        c) Management Incentive Plan. Pursuant to the Company's Management
           --------------------------
Incentive Plan ("MIP"), the Company will pay to the Executive a prorated portion of the amount that the Executive would have been entitled to receive under MIP for services performed during the current fiscal year. The prorated portion shall be determined by multiplying the amount he would have received under MIP for the full Plan Year by a fraction, the numerator of which is 34, and the denominator of which is 52. Such amount will be paid in its entirety in a lump sum, less applicable withholdings, at the same time as other MIP awards for the fiscal year ending February 1, 2003. The Executive shall not be entitled to receive any other MIP awards.

        d) Growth Incentive Plan. Pursuant to the Company's Growth Incentive
           ----------------------
Plan ("GIP"), awards will be payable as follows: (i) Award Period Ending in
                                                     ----------------------
2003. The Company will pay to the Executive, pursuant to Section 2.4 (b) of GIP,
-----
the amount he would have been entitled to receive under GIP as of the Termination Date for the Award Period in which the Executive is a Participant ending in 2003. The amounts paid with respect to the Award Period ending in 2003 shall be determined by multiplying the amount the Executive would have received for the complete term of the Award Period by a fraction, the numerator of which is the number of weeks in the Award Period through September 28, 2002, and the denominator of which is the total number of weeks from the beginning of the Award Period until the end of the Award Period. All such amounts payable for the Award Period ending in 2003 will be paid in a lump sum minus applicable withholdings as soon as practicable following the end of the fiscal year; (ii) Award Period Ending in 2005 And Other GIP Award Entitlement. The Executive
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agrees and recognizes that he shall not be entitled to any award with respect to the Award Period ending in 2005, and that, effective September 28, 2002, he shall not be entitled to receive future GIP awards.

        e) Options.
           --------

           (i) Grants pursuant to the Company's 1997 Replacement Stock Incentive
               -----------------------------------------------------------------
Plan (the "1997 Replacement Plan"). Pursuant to the 1997 Replacement Plan and
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the terms of the individual Non-Qualified Stock Option Certificates Granted
Under 1997 Replacement Stock Incentive Plan (the "Certificates"), and recognizing that Section 6 (h) of the 1997 Replacement Plan does not apply, the Executive's vested options shall be exercisable for a period of three (3) months from the Termination Date. Such exercise rights shall be governed by the terms and conditions of the 1997 Replacement Plan and respective Certificates.

           (ii) Grants pursuant to the Company's 1997 Stock Incentive Plan (the
                ---------------------------------------------------------------
"1997 Plan"). The Executive has six (6) Grants pursuant to the 1997 Plan: Option
-------------
to purchase 200,000 shares (of which 50,000 shares have been acquired) exercisable at $15.0625 with a Grant Date of September 18, 1997 ("Grant 1"); Option to purchase 200,000 shares (of which 25,000 shares have been acquired) exercisable at $18.16 with a Grant Date of August 27, 1998 ("Grant 2"); Option to purchase 100,000 shares exercisable at $29.75 with a Grant Date of


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September 17, 1999 ("Grant 3"); Option to purchase 100,000 shares exercisable at
$31.00 with a Grant Date of May 25, 2000 ("Grant 4"); Option to purchase 65,000 shares exercisable at $37.0625 with a Grant Date of September 14, 2000 ("Grant 5"); and Option to purchase 65,000 shares exercisable at $45.30 with a Grant
Date of September 25, 2001 ("Grant 6"), which will be treated as follows. Grants 1 and 2. Recognizing that the Executive is entitled to be treated as a retiree under the terms of the 1997 Plan and applicable Nonstatutory Stock Option Agreements Granted Under 1997 Stock Incentive Plan (the "Stock Option Agreements"), vested options under Grants 1 and 2 shall be exercisable within
                                   --------------
one (1) year of the Termination Date, during which period he shall continue to vest in such Grants under the terms of the 1997 Plan and respective Stock Option Agreements. Grants 3, 4, 5, and 6. With respect to Grants 3, 4, 5, and 6,
                                                   ----------------------
because the Executive will be treated as a retiree under the terms of the 1997 Plan and the applicable Stock Option Agreements, vested options under Grants 3, 4, 5, and 6 shall be exercisable within one (1) year of the Termination Date, during which period he shall continue to vest in such Grants under the terms of the 1997 Plan and the respective Stock Option Agreements. In addition, in consideration for past services to the Company, the Company agrees that it shall issue amended Stock Option Agreements for Grants 3, 4, 5, and 6 providing for an additional two (2) year extension of the period in which options under Grants 3, 4, 5, and 6 shall continue to vest and shall be exercisable. As a result of the Executive's treatment as a retiree, as well as the Company's issuance of amended Stock Option Agreements, the Executive shall have until and including September 28, 2005 in which to continue to vest in options subject to Grants 3, 4, 5 and 6 and to exercise vested options under Grants 3, 4, 5, and 6.

        f) Executive Retirement Plan. The Executive will receive a prorated
           --------------------------
Annual Retirement Contribution (as defined in the Company's Executive Retirement
Plan) solely as provided herein. Such Annual Retirement Contribution shall be based on his compensation from the beginning of the Company's current fiscal year until the Termination Date, multiplied by whatever rate of contribution is approved for other senior executives of the Company participating in said plan during the current fiscal year. Such Annual Retirement Contribution shall be paid to the Executive in the same manner and at the same time as other payments under said Plan.

        g) Other Benefits. Except as expressly provided above, the Executive's
           ---------------
eligibility to participate in any of the Company's employee benefits plans and programs shall cease on or after the Termination Date in accordance with the terms of such benefits and programs. As of the end of the current fiscal quarter, the Executive will not be eligible for participation under any General Deferred Compensation Plan. Any benefits previously accrued under said Plan will be paid in accordance with its terms.

     3. Agreement Not to Solicit or Compete.
        ------------------------------------

        a) The Executive shall not during the Severance Period under any circumstances employ, solicit the employment of, or accept unsolicited the services of, any "protected person", or recommend the employment of any "protected person" to any other business organization in which the Executive has any direct or indirect interest (other than a less-than-one percent equity interest in an entity), with which the Executive is affiliated or for which the Executive renders any services. A "protected person" shall be a person known by the Executive to be employed by the Company or its subsidiaries at or within six months prior to the commencement of conversations with such person with respect to employment.

     As to (i) each "protected person" to whom the foregoing applies, (ii) each limitation on (A) employment of, (B) solicitation of, and (C) unsolicited acceptance of services


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from, each "protected person" and (iii) each month of the period during which the provisions of this subsection (a) apply to each of the foregoing, the provisions set forth in this subsection (a) are deemed to be separate and independent agreements and in the event of unenforceability of any such agreement, such unenforceable agreement shall be deemed automatically deleted from the provisions hereof and such deletion shall not affect the enforceability of any other provision of this subsection (a) or any other term of this Agreement.

        b) The Executive acknowledges that during the course of his employment with the Company, he learned many trade secrets of the Company and had access to confidential information and business plans of the Company. Therefore, during the Severance Period, the Executive will not engage, either as a principal, executive, partner, consultant or investor (other than a less-than-one percent equity interest in an entity), in Wal-Mart Stores, Inc., or any affiliate of Wal-Mart Stores, Inc. or any business, which is a competitor of the Company. A business shall be deemed a competitor of the Company if it shall operate a chain of membership warehouse clubs (such as Sam's Club or Costco), or warehouse stores selling food and/or general merchandise, that includes a warehouse store located within 10 miles of any "then existing" BJ's Wholesale Club warehouse store. The term "then existing" in the previous sentence shall refer to any such warehouse store that is, at any time during the Severance Period, operated by the Company or any of its subsidiaries or divisions or under lease for operation as aforesaid. Nothing herein shall restrict the right of the Executive to engage in a business that operates exclusively a chain of home improvement stores, conventional or full mark-up department stores, general merchandise discount department stores, or apparel stores. The Executive agrees that if, at any time, pursuant to action of any court or administrative or governmental body, the operation of any part of this paragraph shall be determined to be unlawful or otherwise unenforceable, then the coverage of this paragraph shall be deemed to be restricted as to duration, geographical scope or otherwise, to the extent, and only to the extent, necessary to make this paragraph lawful and enforceable in the particular jurisdiction in which such determination is made.

        c) The Executive acknowledges that the restrictions contained in this
Section 3 are necessary for the protection of the business and goodwill of the Company and considers the restrictions to be reasonable for such purpose. The Executive agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and that therefore, in the event of any breach of this Agreement, the Executive agrees that the Company, in addition to such other remedies that may be available, shall be entitled to specific performance and other injunctive relief without posting a bond.

     4. Release of Claims. In consideration of the Company entering into this
        ------------------
Agreement and the promises and benefits provided herein, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company and its current and former officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, predecessors, agents, employees and attorneys (the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which the Executive ever had or now has as of the date the Executive executes this Agreement against the Released Parties including, but not limited to, all claims arising out of the Executive's employment with and/or separation from the Company, including, but not


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limited to, all employment discrimination claims under Title VII of the Civil
Rights Act of 1964, 42 U.S.C.ss.2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C.,ss.12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. ss.621 et seq., as amended by The Older Workers Benefit Protection Act; the Family and Medical Leave Act of 1993, 29 U.S.C.ss.2601 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c.151B,ss.1 et seq.; and any and all other similar applicable federal and state statutes, all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C.ss.1681 et seq.; the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C.ss.1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C.ss.2101 et seq.; the Massachusetts Civil Rights Act, M.G.L. c.12,ss.ss.11H and 11I; the Massachusetts Equal Rights Act, M.G.L. c.93,ss.102 and M.G.L. c.214,ss.1C; the Massachusetts Labor and Industries Act, M.G.L. c.149,ss.1 et seq.; and the Massachusetts Privacy Act, M.G.L. c.214,ss.1B, all as amended; all claims for benefits under the Company's benefits plans and programs, including but not limited to, MIP, GIP, the 1997 Replacement Plan, the 1997 Plan, the Executive Retirement Plan, and the General Deferred Compensation Plan, except as specifically provided for in this Agreement; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; and any claim or damage arising out of the Executive's employment with or change of employment status with the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents the Executive from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that the Executive acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

     5. Notices. All notices and other communications required hereunder shall
        --------
be in writing and shall be given either by personal delivery or by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If sent to the Company, the same shall be mailed to the Company at One Mercer Road, Natick, MA 01760, Attention: Chairman of the Board, or such other address as Company may hereafter designate by notice to the Executive; and if sent to the Executive, the same shall be mailed to the Executive at his address set forth above, or at such other address as the Executive may hereafter designate by notice to the Company. Notices shall be effective upon receipt.

     6. Return of Company Property. The Executive agrees to return within seven
        ---------------------------
(7) days of the execution of this Agreement all Company property including, but not limited to, keys, files, records (and copies thereof), equipment, (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles and any other Company-owned property in his possession or control. The Executive further agrees to leave intact all electronic Company documents, including those which he developed or helped develop during his employment. The Executive also agrees to cancel within seven
(7) days, all accounts for his benefit, if any, in the Company's name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

     7. Business Expenses and Compensation. The Executive agrees that he will
        -----------------------------------
submit within ten (10) days of the Termination Date any and all documentation for any other reimbursements owed to him for authorized Company expenses.


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     8. Non-Disparagement. The Executive understands and agrees that as a
        ------------------
condition for payment to him of the consideration herein described, he shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition.

     9. Amendment. This Agreement shall be binding upon the parties and may not
        ----------
be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto.

     10. Assignment. The rights and obligations of the Company shall inure to
         -----------
the benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligations of the Executive are not assignable except only that payments payable to the Executive after the Executive's death shall be made to the Executive's estate.

     11. Waiver of Rights. No delay or omission by the Company in exercising any
         -----------------
right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     12. Validity. Should any provision of this Agreement be declared or be
         ---------
determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     13. Confidentiality. The Executive understands and agrees that as a
         ----------------
condition for payment to him of the severance benefits herein described, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by him and his agents and representatives and shall not be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.

     14. Nature of Agreement. The Executive understands and agrees that this
         --------------------
Agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

     15. Acknowledgments. The Executive acknowledges that he has been given at
         ----------------
least twenty-one (21) days to consider this Agreement, and that the Company advised him to consult with an attorney of his own choosing prior to signing this Agreement. He further understands that he may revoke this Agreement for a period of seven (7) days after he signs it, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. Finally, the Executive understands and agrees that by entering into this Agreement he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.

     16. Voluntary Assent. The Executive affirms that no other promises or
         -----------------
agreements of any kind have been made to or with him by any person or entity whatsoever to cause his to sign



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this Agreement, and that he fully understands the meaning and intent of this
Agreement. The Executive further represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney, and understand the contents herein.

     17. Applicable Law. This Agreement shall be interpreted and construed by
         ---------------
the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The Executive hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

     18. Entire Agreement. This Agreement contains and constitutes the entire
         -----------------
understanding and agreement between the parties hereto with respect to severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith.

     19. Captions. The captions of the sections of this Agreement are for
         ---------
convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

     WITNESS the execution hereof the day and year first above written.



                                          /s/ John J. Nugent
                                          ------------------------------
                                          John J. Nugent
                                          9/30/02


                                          BJ'S WHOLESALE CLUB, INC.


                                          By /s/ Herbert Zarkin
                                             ---------------------------
                                             Herbert Zarkin
                                             Chairman of the Board


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